Exhibit 99.1

FOR IMMEDIATE RELEASE
October 15, 2025

FOR ADDITIONAL INFORMATION, PLEASE CONTACT MARK A. GOOCH, CHAIRMAN, PRESIDENT, AND CEO, COMMUNITY TRUST BANCORP, INC. AT (606) 437-3229

Pikeville, Kentucky:

COMMUNITY TRUST BANCORP, INC. REPORTS EARNINGS FOR THE 3RD QUARTER 2025

Earnings Summary

(in thousands except per share data)	3Q 2025	2Q 2025	3Q 2024	YTD 2025	YTD 2024
Net income	$23,911	$24,899	$22,142	$70,782	$60,320
Earnings per share	$1.33	$1.38	$1.23	$3.93	$3.36
Earnings per share - diluted	$1.32	$1.38	$1.23	$3.92	$3.36

Return on average assets	1.46%	1.58%	1.50%	1.50%	1.38%
Return on average equity	11.53%	12.51%	11.77%	11.84%	11.15%
Efficiency ratio	50.86%	50.70%	51.75%	51.12%	52.91%
Tangible common equity	11.65%	11.72%	11.79%

Dividends declared per share	$0.53	$0.47	$0.47	$1.47	$1.39
Book value per share	$45.91	$44.57	$42.14

Weighted average shares	18,019	18,012	17,962	18,009	17,942
Weighted average shares - diluted	18,053	18,036	17,991	18,037	17,965

Community Trust Bancorp, Inc. (NASDAQ-CTBI) achieved earnings for the third quarter 2025 of $23.9 million, or $1.33 per basic share, compared to $24.9 million, or $1.38 per basic share, earned during the second quarter 2025 and $22.1 million, or $1.23 per basic share, earned during the third quarter 2024.  Total revenue for the quarter was $1.3 million above prior quarter and $8.7 million above prior year same quarter.  Net interest revenue for the quarter increased $1.5 million compared to prior quarter and $8.4 million compared to prior year same quarter, and noninterest income decreased $0.2 million compared to prior quarter but increased $0.4 million compared to prior year same quarter.  Our provision for credit losses for the quarter increased $1.8 million from prior quarter and $1.1 million from prior year same quarter.  Noninterest expense increased $1.1 million compared to prior quarter and $4.2 million compared to prior year same quarter.  Earnings for the nine months ended September 30, 2025 were $10.5 million, or $0.57 per basic share, above prior year.

3rd Quarter 2025 Highlights

❖
Net interest income for the quarter of $55.6 million was $1.5 million, or 2.8%, above prior quarter and $8.4 million, or 17.7%, above prior year same quarter, as our net interest margin decreased 4 basis points from prior quarter but increased 21 basis points from prior year same quarter.

❖	Provision for credit losses at $3.9 million for the quarter increased $1.8 million from prior quarter and $1.1 million from prior year same quarter.

❖	Noninterest income for the quarter ended September 30, 2025 of $15.9 million was $0.2 million, or 1.4%, below prior quarter but $0.4 million, or 2.5%, above prior year same quarter.

❖	Noninterest expense for the quarter ended September 30, 2025 of $36.7 million was $1.1 million, or 3.0%, above prior quarter and $4.2 million, or 13.0%, above prior year same quarter.

❖	Our loan portfolio at $4.8 billion increased $92.1 million, an annualized 7.8%, from June 30, 2025 and $443.4 million, or 10.2%, from September 30, 2024.

❖
We had net loan charge-offs of $2.7 million, an annualized 0.23% of average loans, for the third quarter 2025 compared to $1.4 million, an annualized 0.12% of average loans, for the second quarter 2025 and $1.5 million, an annualized 0.14% of average loans, for the third quarter 2024.

❖
Our total nonperforming loans at $24.7 million at September 30, 2025 increased $0.3 million from June 30, 2025 but decreased $0.4 million from September 30, 2024.  Nonperforming assets at $29.5 million increased $0.3 million from June 30, 2025 and $3.1 million from September 30, 2024.

❖	Deposits, including repurchase agreements, at $5.7 billion increased $212.2 million, an annualized 15.4%, from June 30, 2025 and $598.7 million, or 11.8%, from September 30, 2024.

❖	Shareholders’ equity at $831.4 million increased $24.5 million, an annualized 12.0%, during the quarter and $70.6 million, or 9.3%, from September 30, 2024.

Net Interest Income

				Percent Change (%)
				3Q 2025 Compared to:
($ in thousands)	3Q 2025	2Q 2025	3Q 2024	2Q 2025	3Q 2024	YTD 2025	YTD 2024	Percent Change (%)
Components of net interest income:
Income on earning assets	$88,562	$85,571	$79,814	3.5	11.0	$256,187	$231,464	10.7
Expense on interest bearing liabilities	33,008	31,531	32,615	4.7	1.2	95,326	94,996	0.3
Net interest income	55,554	54,040	47,199	2.8	17.7	160,861	136,468	17.9
TEQ	301	283	280	6.4	7.5	857	866	(1.1)
Net interest income, tax equivalent	$55,855	$54,323	$47,479	2.8	17.6	$161,718	$137,334	17.8

Average yield and rates paid:
Earning assets yield	5.73%	5.76%	5.72%	(0.5)	0.2	5.73%	5.64%	1.6
Rate paid on interest bearing liabilities	3.01%	3.00%	3.36%	0.3	(10.4)	3.01%	3.34%	(9.9)
Gross interest margin	2.72%	2.76%	2.36%	(1.4)	15.3	2.72%	2.31%	17.7
Net interest margin	3.60%	3.64%	3.39%	(1.1)	6.2	3.61%	3.34%	8.1

Average balances:
Investment securities	$1,006,259	$1,002,412	$1,091,258	0.4	(7.8)	$1,018,062	$1,111,411	(8.4)
Loans	$4,736,104	$4,668,001	$4,300,652	1.5	10.1	$4,646,475	$4,196,884	10.7
Earning assets	$6,151,134	$5,983,093	$5,570,160	2.8	10.4	$5,995,216	$5,499,608	9.0
Interest-bearing liabilities	$4,353,313	$4,215,573	$3,859,978	3.3	12.8	$4,236,566	$3,803,491	11.4

 Net interest income for the quarter of $55.6 million was $1.5 million, or 2.8%, above prior quarter and $8.4 million, or 17.7%, above prior year same quarter.  Our net interest margin, on a fully tax equivalent basis, at 3.60% decreased 4 basis points from prior quarter but increased 21 basis points from prior year same quarter.  Our quarterly average earning assets increased $168.0 million, an annualized 11.1%, from prior quarter and $581.0 million, or 10.4%, from prior year same quarter.  Our yield on average earning assets decreased 3 basis points from prior quarter but increased 1 basis point from prior year same quarter, while our cost of funds increased 1 basis point from prior quarter but decreased 35 basis points from prior year same quarter.  Net interest income for the nine months ended September 30, 2025 at $160.9 million was $24.4 million or 17.9% above prior year.

Our ratio of average loans to deposits, including repurchase agreements, was 85.6% for the quarter ended September 30, 2025 compared to 86.6% for the quarter ended June 30, 2025 and 85.8% for the quarter ended September 30, 2024.

Noninterest Income

				Percent Change (%)
				3Q 2025 Compared to:
($ in thousands)	3Q 2025	2Q 2025	3Q 2024	2Q 2025	3Q 2024	YTD 2025	YTD 2024	Percent Change (%)
Deposit related fees	$8,131	$7,350	$7,886	10.6	3.1	$22,303	$22,205	0.4
Trust revenue	4,277	4,092	3,707	4.5	15.4	12,350	10,960	12.7
Gains on sales of loans	89	77	80	15.6	11.3	213	244	(12.7)
Loan related fees	897	1,249	813	(28.1)	10.4	3,111	3,485	(10.7)
Bank owned life insurance revenue	1,144	1,102	1,214	3.8	(5.8)	3,281	4,321	(24.1)
Brokerage revenue	588	526	563	11.8	4.5	1,608	1,736	(7.4)
Other	820	1,775	1,300	(53.8)	(36.9)	4,148	3,454	20.1
Total noninterest income	$15,946	$16,171	$15,563	(1.4)	2.5	$47,014	$46,405	1.3

Noninterest income for the quarter ended September 30, 2025 of $15.9 million was $0.2 million, or 1.4% below prior quarter but $0.4 million, or 2.5% above prior year same quarter.  The variance quarter over quarter was primarily the result of decreases in net securities gains ($0.6 million) and loan related fees ($0.4 million), partially offset by increased deposit related fees ($0.8 million).  The decrease in securities gains was the result of a change in the valuation of our equity securities.  The decrease in loan related fees was the result of the change in valuation of our mortgage servicing rights.  Year over year increases in trust revenue ($0.6 million) and deposit related fees ($0.2 million) were partially offset by a decrease in securities gains ($0.7 million).  Noninterest income for the nine months ended September 30, 2025 of $47.0 million was a $0.6 million, or 1.3%, increase from prior year.

Noninterest Expense

				Percent Change (%)
				3Q 2025 Compared to:
($ in thousands)	3Q 2025	2Q 2025	3Q 2024	2Q 2025	3Q 2024	YTD 2025	YTD 2024	Percent Change (%)
Salaries	$13,913	$13,667	$13,374	1.8	4.0	$40,849	$39,447	3.6
Employee benefits	7,861	7,987	6,147	(1.6)	27.9	22,697	19,787	14.7
Net occupancy and equipment	3,261	3,172	3,072	2.8	6.2	9,873	9,189	7.4
Data processing	3,575	3,326	2,804	7.5	27.5	9,760	7,991	22.1
Legal and professional fees	1,045	1,001	1,024	4.5	2.1	3,271	2,834	15.4
Advertising and marketing	953	765	876	24.5	8.7	2,391	2,309	3.5
Taxes other than property and payroll	564	573	438	(1.6)	28.7	1,666	1,318	26.4
Other	5,572	5,172	4,777	7.7	16.6	16,108	14,279	12.8
Total noninterest expense	$36,744	$35,663	$32,512	3.0	13.0	$106,615	$97,154	9.7

Noninterest expense for the quarter ended September 30, 2025 of $36.7 million was $1.1 million, or 3.0%, above prior quarter and $4.2 million, or 13.0%, above prior year same quarter.  The quarter over quarter increase primarily resulted from increases in repossession expense ($0.4 million), data processing expense ($0.2 million), and marketing and promotional ($0.2 million).  A $1.3 million increase in group medical and life insurance expense was partially offset by a $1.2 million decrease in the accrual for the annual incentive payment to employees, based on projected net income for the year.  The year over year increase included increases in personnel expense ($2.3 million, data processing expense ($0.8 million), repossession expense ($0.4 million), and marketing and promotional ($0.2 million).  The increase in personnel expense included a $1.2 million increase in group medical and life insurance expense, a $0.5 million increase in salaries, a $0.2 million increase in bonuses and incentives, and a $0.4 million increase in other employee benefits.  Noninterest expense for the nine months ended September 30, 2025 of $106.6 million increased $9.5 million, or 9.7%, from prior year.

Balance Sheet Review

Total Loans

				Percent Change (%)
				3Q 2025 Compared to:
($ in thousands)	3Q 2025	2Q 2025	3Q 2024	2Q 2025	3Q 2024
Commercial nonresidential real estate	$921,682	$913,463	$834,985	0.9	10.4
Commercial residential real estate	573,270	559,906	485,004	2.4	18.2
Hotel/motel	483,833	477,175	453,465	1.4	6.7
Other commercial	446,125	432,021	440,636	3.3	1.2
Total commercial	2,424,910	2,382,565	2,214,090	1.8	9.5

Residential mortgage	1,157,540	1,112,672	1,003,123	4.0	15.4
Home equity loans/lines	184,191	177,135	163,013	4.0	13.0
Total residential	1,341,731	1,289,807	1,166,136	4.0	15.1

Consumer indirect	877,555	878,506	816,187	(0.1)	7.5
Consumer direct	149,719	150,915	154,061	(0.8)	(2.8)
Total consumer	1,027,274	1,029,421	970,248	(0.2)	5.9

Total loans	$4,793,915	$4,701,793	$4,350,474	2.0	10.2

Total Deposits and Repurchase Agreements

				Percent Change (%)
				3Q 2025 Compared to:
($ in thousands)	3Q 2025	2Q 2025	3Q 2024	2Q 2025	3Q 2024
Noninterest bearing deposits	$1,248,573	$1,258,205	$1,204,515	(0.8)	3.7
Interest bearing deposits
Interest checking	194,327	173,795	156,249	11.8	24.4
Money market savings	1,815,111	1,820,230	1,658,758	(0.3)	9.4
Savings accounts	501,189	508,467	501,933	(1.4)	(0.1)
Time deposits	1,626,261	1,472,311	1,316,807	10.5	23.5
Repurchase agreements	284,863	225,075	233,324	26.6	22.1
Total interest bearing deposits and repurchase agreements	4,421,751	4,199,878	3,867,071	5.3	14.3
Total deposits and repurchase agreements	$5,670,324	$5,458,083	$5,071,586	3.9	11.8

CTBI’s total assets at $6.6 billion as of September 30, 2025 increased $247.2 million, or 15.3% annualized, from June 30, 2025 and $675.2 million, or 11.3%, from September 30, 2024.  Loans outstanding at $4.8 billion increased $92.1 million, an annualized 7.8%, from June 30, 2025 and $443.4 million, or 10.2%, from September 30, 2024.  The increase in loans from prior quarter included a $42.3 million increase in the commercial loan portfolio, a $51.9 million increase in the residential loan portfolio, partially offset by a $0.9 million decrease in the consumer indirect loan portfolio and a $1.2 million decrease in the consumer direct loan portfolio.  CTBI’s investment portfolio increased $42.5 million, an annualized 16.9%, from June 30, 2025 but decreased $59.4 million, or 5.4%, from September 30, 2024.  Deposits in other banks increased $117.7 million from prior quarter and $281.4 million from September 30, 2024, as a result of deposit growth outpacing loan growth.  Deposits, including repurchase agreements, at $5.7 billion increased $212.2 million, an annualized 15.4%, from June 30, 2025 and $598.7 million, or 11.8%, from September 30, 2024.  CTBI is not dependent on any one customer or group of customers for their source of deposits.  As of September 30, 2025, two customers accounted for 3% each of our $5.4 billion in deposits.  Only two customer relationships accounted for more than 1% each.

Shareholders’ equity at $831.4 million increased $24.5 million, an annualized 12.0%, during the quarter and $70.6 million, or 9.3%, from September 30, 2024.  Net unrealized losses on securities, net of deferred taxes, were $71.1 million at September 30, 2025, compared to $80.6 million at June 30, 2025 and September 30, 2024.  CTBI’s annualized dividend yield to shareholders as of September 30, 2025 was 3.79%.

Asset Quality

Our total nonperforming loans of $24.7 million at September 30, 2025 increased $0.3 million from June 30, 2025 but decreased $0.4 million from September 30, 2024.  Accruing loans 90+ days past due at $9.0 million increased $0.6 million from prior quarter but decreased $10.1 million from September 30, 2024.  Nonaccrual loans at $15.6 million decreased $0.3 million from prior quarter but increased $9.7 million from September 30, 2024.  Accruing loans 30-89 days past due at $18.5 million decreased $1.6 million from prior quarter and $2.1 million from September 30, 2024.  Our loan portfolio management processes focus on the immediate identification, management, and resolution of problem loans to maximize recovery and minimize loss.

We had net loan charge-offs of $2.7 million, an annualized 0.23% of average loans, for the third quarter 2025 compared to $1.4 million, an annualized 0.12% of average loans, for the second quarter 2025 and $1.5 million, an annualized 0.14% of average loans, for the third quarter 2024.  Of the net charge-offs for the quarter, $1.2 million were in commercial loans, $0.1 million were in residential loans, $1.2 million were in consumer indirect loans, and $0.2 million were in consumer direct loans.  The primary increase in net charge-offs consisted of a $1 million charge-off on one commercial credit totaling $8 million.  Net-charge offs for the nine months ended September 30, 2025 were $5.7 million, an annualized 0.16% of average loans, compared to $4.5 million, an annualized 0.14% of average loans, for the nine months ended September 30, 2024.

Allowance for Credit Losses

Our provision for credit losses at $3.9 million for the quarter increased $1.8 million from prior quarter and $1.1 million from prior year same quarter.  Of the provision for the quarter, $3.8 million was allotted to fund changes in loan volume and composition, $0.3 million was allotted based on quantitative and qualitative factors, and $0.2 million was credited against the provision for unfunded commitments.  Provision for credit losses for the nine months ended September 30, 2025 of $9.5 million was a $1.2 million increase over the nine months ended September 30, 2024.  Our reserve coverage (allowance for credit losses to nonperforming loans) at September 30, 2025 was 239.5% compared to 237.1% at June 30, 2025 and 212.7% at September 30, 2024.  Our loan loss reserve as a percentage of total loans outstanding at September 30, 2025 remained at 1.23% from June 30, 2025 and September 30, 2024.

Forward-Looking Statements

Certain of the statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act.  CTBI’s actual results may differ materially from those included in the forward-looking statements. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may increase,” “may fluctuate,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” and “could.”  These forward-looking statements involve risks and uncertainties including, but not limited to, economic conditions, portfolio growth, the credit performance of the portfolios, including bankruptcies, and seasonal factors; changes in general economic conditions including the performance of financial markets, prevailing inflation and interest rates, realized gains from sales of investments, gains from asset sales, and losses on commercial lending activities; the effects of epidemics, pandemics, or other infectious disease outbreaks; results of various investment activities; the effects of competitors’ pricing policies, changes in laws and regulations, competition, and demographic changes on target market populations’ savings and financial planning needs; industry changes in information technology systems on which we are highly dependent; failure of acquisitions to produce revenue enhancements or cost savings at levels or within the time frames originally anticipated or unforeseen integration difficulties; the resolution of legal  proceedings and related matters.  In addition, the banking industry in general is subject to various monetary, operational, and fiscal policies and regulations, which include, but are not limited to, those determined by the Federal Reserve Board, the Federal Deposit Insurance Corporation, the Consumer Financial Protection Bureau, and state regulators, whose policies, regulations, and enforcement actions could affect CTBI’s results.  These statements are representative only on the date hereof, and CTBI undertakes no obligation to update any forward-looking statements made.

Community Trust Bancorp, Inc., with assets of $6.6 billion, is headquartered in Pikeville, Kentucky and has 72 banking locations across eastern, northeastern, central, and south central Kentucky, six banking locations in southern West Virginia, three banking locations in northeastern Tennessee, four trust offices across Kentucky, and one trust office in Tennessee.

Additional information follows.

Community Trust Bancorp, Inc.
Financial Summary (Unaudited)
September 30, 2025
(in thousands except per share data and # of employees)

	Three	Three	Three	Nine	Nine
	Months	Months	Months	Months	Months
	Ended	Ended	Ended	Ended	Ended
	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Interest income	$88,562	$85,571	$79,814	$256,187	$231,464
Interest expense	33,008	31,531	32,615	95,326	94,996
Net interest income	55,554	54,040	47,199	160,861	136,468
Provision for credit losses	3,866	2,094	2,736	9,528	8,364

Gains on sales of loans	89	77	80	213	244
Deposit related fees	8,131	7,350	7,886	22,303	22,205
Trust revenue	4,277	4,092	3,707	12,350	10,960
Loan related fees	897	1,249	813	3,111	3,485
Securities gains (losses)	(449)	150	213	181	110
Other noninterest income	3,001	3,253	2,864	8,856	9,401
Total noninterest income	15,946	16,171	15,563	47,014	46,405

Personnel expense	21,774	21,654	19,521	63,546	59,234
Occupancy and equipment	3,261	3,172	3,072	9,873	9,189
Data processing expense	3,575	3,326	2,804	9,760	7,991
FDIC insurance premiums	703	688	629	2,080	1,916
Other noninterest expense	7,431	6,823	6,486	21,356	18,824
Total noninterest expense	36,744	35,663	32,512	106,615	97,154

Net income before taxes	30,890	32,454	27,514	91,732	77,355
Income taxes	6,979	7,555	5,372	20,950	17,035
Net income	$23,911	$24,899	$22,142	$70,782	$60,320

Memo: TEQ interest income	$88,863	$85,854	$80,094	$257,044	$232,330

Average shares outstanding	18,019	18,012	17,962	18,009	17,942
Diluted average shares outstanding	18,053	18,036	17,991	18,037	17,965
Basic earnings per share	$1.33	$1.38	$1.23	$3.93	$3.36
Diluted earnings per share	$1.32	$1.38	$1.23	$3.92	$3.36
Dividends per share	$0.53	$0.47	$0.47	$1.47	$1.39

Average balances:
Loans	$4,736,104	$4,668,001	$4,300,652	$4,646,475	$4,196,884
Earning assets	6,151,134	5,983,093	5,570,160	5,995,216	5,499,608
Total assets	6,487,817	6,313,922	5,891,157	6,327,184	5,824,780
Deposits, including repurchase agreements	5,531,461	5,387,923	5,014,506	5,399,692	4,977,040
Interest bearing liabilities	4,353,313	4,215,573	3,859,978	4,236,566	3,803,491
Shareholders' equity	823,016	798,536	748,098	798,996	722,683

Performance ratios:
Return on average assets	1.46%	1.58%	1.50%	1.50%	1.38%
Return on average equity	11.53%	12.51%	11.77%	11.84%	11.15%
Yield on average earning assets (tax equivalent)	5.73%	5.76%	5.72%	5.73%	5.64%
Cost of interest bearing funds (tax equivalent)	3.01%	3.00%	3.36%	3.01%	3.34%
Net interest margin (tax equivalent)	3.60%	3.64%	3.39%	3.61%	3.34%
Efficiency ratio (tax equivalent)	50.86%	50.70%	51.75%	51.12%	52.91%

Loan charge-offs	$4,024	$2,528	$2,736	$9,274	$8,239
Recoveries	(1,276)	(1,175)	(1,212)	(3,598)	(3,692)
Net charge-offs	$2,748	$1,353	$1,524	$5,676	$4,547

Market Price:
High	$59.67	$53.82	$52.22	$59.67	$52.22
Low	$52.60	$44.60	$41.50	$44.60	$38.44
Close	$55.95	$52.92	$49.66	$55.95	$49.66

Community Trust Bancorp, Inc.
Financial Summary (Unaudited)
September 30, 2025
(in thousands except per share data and # of employees)

	As of	As of	As of
	September 30, 2025	June 30, 2025	September 30, 2024
Assets:
Loans	$4,793,915	$4,701,793	$4,350,474
Allowance for credit losses	(59,135)	(57,825)	(53,360)
Net loans	4,734,780	4,643,968	4,297,114
Loans held for sale	483	345	115
Securities AFS	1,037,965	994,990	1,098,076
Equity securities at fair value	3,961	4,410	3,266
Other equity investments	9,948	14,440	10,060
Other earning assets	438,501	320,830	157,092
Cash and due from banks	71,218	76,556	85,944
Premises and equipment	52,245	52,118	47,519
Right of use asset	15,974	15,210	14,718
Goodwill and core deposit intangible	65,490	65,490	65,490
Other assets	207,564	202,581	183,574
Total Assets	$6,638,129	$6,390,938	$5,962,968

Liabilities and Equity:
Interest bearing checking	$194,327	$173,795	$156,249
Savings deposits	2,316,300	2,328,697	2,160,691
CD's >=$100,000	992,728	875,835	753,253
Other time deposits	633,533	596,476	563,554
Total interest bearing deposits	4,136,888	3,974,803	3,633,747
Noninterest bearing deposits	1,248,573	1,258,205	1,204,515
Total deposits	5,385,461	5,233,008	4,838,262
Repurchase agreements	284,863	225,075	233,324
Other interest bearing liabilities	64,641	64,705	64,893
Lease liability	16,909	16,087	15,530
Other noninterest bearing liabilities	54,882	45,194	50,197
Total liabilities	5,806,756	5,584,069	5,202,206
Shareholders' equity	831,373	806,869	760,762
Total Liabilities and Equity	$6,638,129	$6,390,938	$5,962,968

Ending shares outstanding	18,110	18,105	18,052

30 - 89 days past due loans	$18,500	$20,055	$20,578
90 days past due loans	9,040	8,449	19,111
Nonaccrual loans	15,647	15,937	5,980
Foreclosed properties	4,856	4,857	1,344

Community bank leverage ratio	13.68%	13.80%	13.99%
Tangible equity to tangible assets ratio	11.65%	11.72%	11.79%
FTE employees	929	937	943